                                                                       EXHIBIT 1


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         NAME                       BUSINESS ADDRESS                 PRINCIPAL OCCUPATION
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
Michael H. Gusky                  6701 Nob Hill Road              Chairman and Chief Executive
                                  Tamarac, Florida 33321          Officer
                                                                  Aurafin LLC

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Joseph Pennacchio                 6701 Nob Hill Road              President
                                  Tamarac, Florida 33321          Aurafin LLC

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Steven L. Hansen                  6701 Nob Hill Road              Chief Financial Officer
                                  Tamarac, Florida 33321          Aurafin LLC

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Timothy C. DeVries                3600 IDS Center                 Partner
                                  80 South Eighth Street          Norwest Equity Partners
                                  Minneapolis, Minnesota 55402

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Steven M. Farsht                  3600 IDS Center                 Partner
                                  80 South Eighth Street          Norwest Equity Partners
                                  Minneapolis, Minnesota 55402

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